Exhibit 99.1

FOR IMMEDIATE RELEASE

Fresh Vine Wine, Inc. To Change Corporate Name To Amaze Holdings, Inc. and Ticker Symbol to AMZE Following Strategic Acquisition

Newport Beach, CA – March 13, 2025 – Fresh Vine Wine, Inc.( NYSE American: VINE)(“Company”) today announced it will change its official corporate name to Amaze Holdings, Inc. following the successful acquisition of Amaze Software Inc. (“Amaze Software”). The Company’s common stock will trade under the new ticker symbol ”AMZE” on the NYSE American exchange beginning on March 24, 2025, pursuant to NYSE American rules.

Amaze Software has always been driven by a singular focus—helping creators turn their passion into lasting, profitable businesses. As the creator economy has evolved, Amaze Software has grown alongside it, refining its technology and expanding its platform to provide sustainable revenue opportunities that support creators in their pursuit of becoming amazing. The change from VINE to AMZE is a reflection of this journey, signaling a continued investment in the success of creators. This milestone marks a new chapter, reinforcing Amaze’s role in shaping the future of creator-driven commerce and equipping creators with the tools they need to be amazing.

This name and ticker symbol change reflects the company’s strategic vision and growth as it unites Fresh Vine’s premium wine offerings with Amaze Software’s innovative, creator-powered e-commerce technology. By combining expertise in digital commerce and consumer products, Amaze Holdings, Inc. is strengthening its position as a platform built to help creators turn their influence into powerful brands. With tools designed to simplify product creation, marketing, and sales, the company continues to expand revenue opportunities for creators at every stage of their evolution.

“The transition to AMZE is more than a symbol—it’s a statement of our commitment to creators and the future of digital commerce,” said Aaron Day, CEO of Amaze Software, Inc. “With a dynamic foundation and an expansive platform that supports over 14 million creators, Amaze is powering the next generation of digital entrepreneurs. Creators aren’t just influencing culture; they’re building businesses, shaping industries, and redefining what’s possible. Our mission is to give them the technology, tools, and opportunities to scale their brands and turn creativity into lasting success. AMZE represents that pursuit—helping creators go from where they are today to something truly amazing.”

The name change was approved by the Company’s Board of Directors and will be implemented through an amendment to the Company’s Articles of Incorporation, filed with the Secretary of State of the State of Nevada. In accordance with NYSE American rules, the name and ticker symbol change will become effective on March 24, 2025.

Shareholder Impact & Regulatory Details

●	No action required from shareholders regarding the name or ticker symbol change.
●	The CUSIP number remains unchanged, and existing stock certificates remain valid.
●	A Current Report on Form 8-K will be filed with the U.S. Securities and Exchange Commission (SEC) detailing these changes.

For more information, visit https://ir.freshvinewine.com/info/ and www.amaze.co.

For press inquiries, please contact investorrelations@freshvinewine.com and investor.relations@amaze.co

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Such statements relate to our future plans, developments, performance or financial condition, as well as our expectations regarding the corporate name change and trading symbol change. These forward-looking statements are not historical facts, but rather are based on current plans, expectations, and estimates of management of Fresh Vine and Amaze. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future of the combined companies and the expected benefits of the acquisition. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the potential effect of the announcement of the acquisition on Amaze’s or Fresh Vine’s business relationships, performance and business generally, including potential difficulties in employee retention; (ii) the outcome of any legal proceedings related to the merger agreement or the acquisition (iii) the risk that Fresh Vine will be unable to maintain the listing of Fresh Vine’s securities on NYSE American; (iv) the risk that the price of Fresh Vine’s securities may be volatile due to a variety of factors, including changes in the competitive industries in which Fresh Vine or Amaze operates, variations in performance across competitors, changes in laws and regulations affecting Fresh Vine’s or Amaze’s business and changes in the capital structure; (v) the risk that the anticipated benefits of the acquisition or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (vi) the impact of changes in applicable law, rules, regulations, regulatory guidance, or social conditions in the countries in which customers and suppliers operate; (vii) the risk that integration of Amaze and Vine post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects and synergies expected from the transaction, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (viii) the risk that Fresh Vine and/or Amaze may not achieve or sustain profitability; (ix) the risk that Fresh Vine and/or Amaze will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; and (x) the risk that Fresh Vine and/or Amaze experiences difficulties in managing its growth and expanding operations. Additional factors that may affect the future results of Fresh Vine are set forth in its filings with the United States Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. The risks and uncertainties described above and in the SEC filings noted above are not exclusive and further information concerning Fresh Vine and its business, including factors that potentially could materially affect its business, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Fresh Vine files from time to time with the SEC. The forward-looking statements in this release speak only as of the date of this release. Except as required by law, Fresh Vine assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.